                                                                   EXHIBIT 11.1

                         THERAPEUTIC ANTIBODIES INC.
               STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                                                                               For the Cumulative
                                                                                               Development Stage
                                                       For the Years Ended December 31,       From August 10, 1984
                                                  -------------------------------------------  (Inception)Through
                                                      1996            1995           1994       December 31, 1996
                                                  ------------    -----------     -----------   -----------------
ACTUAL
 Weighted average shares outstanding                18,821,524     15,938,219      14,377,456        8,894,667
                                                  ============    ===========     ===========     ============
 Net loss                                         $(12,746,117)   $(9,100,038)    $(6,717,753)    $(42,564,665)
                                                  ============    ===========     ===========     ============
 Net loss per share                               $      (0.68)   $     (0.57)    $     (0.47)    $      (4.79)
                                                  ============    ===========     ===========     ============

PRIMARY
 Weighted average shares outstanding                18,821,524     15,938,219      14,377,456        8,894,667
 Dilutive effect of stock options and warrants       1,463,483      1,775,392       1,674,178        1,463,483
                                                  ------------    -----------     -----------     ------------
                                                    20,285,007     17,713,611      16,051,634       10,358,150
                                                  ============    ===========     ===========     ============

 Net loss                                         $(12,746,117)   $(9,100,038)    $(6,717,753)    $(42,564,665)
                                                  ============    ===========     ===========     ============
 Net loss per share                               $      (0.63)   $     (0.51)    $     (0.42)    $      (4.11)
                                                  ============    ===========     ===========     ============

FULLY DILUTED
 Weighted average shares outstanding                18,821,524     15,938,219      14,377,456        8,894,667
 Dilutive effect of stock options and warrants       1,463,483      1,974,990       1,674,178        1,463,483
                                                  ------------    -----------     -----------     ------------
                                                    20,285,007     17,913,209      16,051,634       10,358,150
                                                  ============    ===========     ===========     ============
 Net loss                                         $(12,746,117)   $(9,100,038)    $(6,717,753)    $(42,564,665)
                                                  ============    ===========     ===========     ============
 Net loss per share                               $      (0.63)   $     (0.51)    $     (0.42)    $      (4.11)
                                                  ============    ===========     ===========     ============



The dilutive effect of stock options and warrants is determined under the treasury stock method utilizing fair values per share of $6.51 in 1996 for primary and fully diluted earnings per share; $4.75 for primary earnings per share and $5.50 for fully diluted earnings per share in 1995; and $4.00 for both primary and fully diluted earnings per share in 1994.